                                                                      EXHIBIT 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 22, 2000, included in the MRV Communications', Inc. Form 10-K for the year ended December 31, 1999 into

   (i) the Registration Statement on Form S-8 of MRV Communications, Inc. (File Nos. 33-96458);

   (ii) the Registration Statement on Form S-8 of MRV Communications, Inc. (File Nos. 333-87743);

   (iii) the Registration Statement on Form S-8 of MRV Communications, Inc. (File Nos. 333-87741);

   (iv) the Registration Statement on Form S-8 of MRV Communications, Inc. (File Nos. 333-87739)

   (v) the Registration Statement on Form S-8 of MRV Communications, Inc. (File Nos. 333-87735);

   (vi) the Registration Statement on Form S-8 of MRV Communications, Inc. (File Nos. 333-87733);

   (vii) the Registration Statement on Form S-8 of MRV Communications, Inc. (File Nos. 333-87731);

   (viii) the Registration Statement on Form S-8 of MRV Communications, Inc. (File Nos. 333-86163)

   (ix) the Registration Statement on Form S-8 of MRV Communications, Inc. (File Nos. 333-17537); and

   (x) the Registration Statement on Form S-8 of MRV Communications, Inc. (File Nos. 333-64017).



                                            /s/ ARTHUR ANDERSEN LLP

                                                ARTHUR ANDERSEN LLP

Los Angeles, California
March 29, 2000